STOCK PURCHASE AGREEMENT THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated effective as of May 5, 2022 (the “Effective Date”), is entered into by and among Holthausen Clean Technology Investments, B.V. a private limited liability company registered in the Netherlands (the "Seller"); Hyzon Motors USA Inc., a Delaware corporation (the "Buyer"); CGH Junior Holding B.V., a private limited liability company registered in the Netherlands (“CGH”); MCB Holthausen Holding B.V., a private limited liability company registered in the Netherlands (“MCB”); Hyzon Motors Europe, B.V., a private limited liability company registered in the Netherlands (the “Company”); and Holthausen Clean Technology, B.V., a private limited liability company registered in the Netherlands (“HCT”). Each of the above entities may be referred to as a “Party,” and collectively as the “Parties.” WHEREAS, Seller owns one million four hundred eighty-five thousand (1,485,000) shares of A Shares, par value one eurocent (€0.01), of Company; WHEREAS, Buyer owns one million five hundred fifteen thousand (1,515,000) shares of B Shares, par value one eurocent (€0.01), of Company; WHEREAS, Buyer, Seller and Company are parties to that certain Joint Venture Agreement dated December 30, 2020 pertaining to the ownership, organization, operation, and management of the Company (the “JVA”); WHEREAS, Seller desires to sell and Buyer desires to purchase seven hundred thirty-five thousand (735,000) shares of A Shares of the Company from Seller (the “Purchased Shares”), which Purchased Shares shall be converted to B Shares upon Closing (defined below); WHEREAS, Buyer changed its legal name from “Hyzon Motors Inc.” to “Hyzon Motors USA Inc.” on July 16, 2021 in connection with a de-SPAC merger with Buyer’s parent company, Decarbonization Plus Acquisition Corporation, a Delaware corporation, which then changed its name to “Hyzon Motors Inc.” on July 16, 2021, and which entity is now publicly traded on the NASDAQ under symbol “HYZN” (to be referred to herein as “HMI”); WHEREAS, CGH and MCB are each fifty percent (50%) owners of Seller; WHEREAS, HCT is an operating company owned 50% by CGH and 50% by MCB; and WHEREAS, in conjunction with the sale of the Purchased Shares from Seller to Buyer, CGH and MCB desire to transfer all of their shares in HCT to the Company. NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows: 1. Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 1(a)), Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the Purchased Shares. The aggregate purchase price for the Purchased Shares and transfer of HCT (as set forth below in Section 3) shall be twenty-seven million Euro (€27,000,000) (the "Purchase Price"), payable in a combination of cash and common stock of HMI as further provided herein. Exhibit 10.3

2 (a) Payment of Purchase Price. The Purchase Price shall be paid by Buyer as follows: (i) eleven million Euro (€11,000,000) in cash or cash equivalent at Closing, less one million Euro (€1,000,000) that was paid as a deposit to Seller on December 31, 2021 pursuant to a Letter of Intent signed by the Parties on December 31, 2021; and (ii) sixteen million Euro (€16,000,000) in common stock of HMI, valued at the volume-weighted average price of HMI’s common stock as traded on the NASDAQ for the ten trading days up to and including December 31, 2021 (the “HMI Shares”). Seller understands and acknowledges that the HMI Shares shall have no lockup and shall be unregistered shares of HMI, the Seller representing herein to Buyer that Seller is an “Accredited Investor” within the meaning of the U.S. securities laws and regulations and is thereby entitled to receive such unregistered HMI Shares Seller further understands and acknowledges that HMI shall have no obligation to register the HMI Shares. (i) Right of First Refusal – Sale of HMI Shares. In the event (i) the HMI Shares become registered and unrestricted for sale on the open market (Seller acknowledging that Buyer and HMI are under no obligation to do so), and (ii) Seller desires to sell any of the HMI Shares in the open market, Seller shall notify Buyer in writing of its intent to sell such HMI Shares (the “Sale Notice”). Buyer shall have thirty (30) days from the Sale Notice to exercise its right of first refusal to purchase (or have HMI purchase) such HMI Shares by written notice to Seller (the “Purchase Notice”). Seller, Buyer and HMI shall negotiate in good faith the purchase price and transfer date of any such HMI Shares that HMI agrees to purchase. If (i) Buyer does not exercise its right hereunder within thirty (30) days of the Sale Notice; (ii) Buyer otherwise notifies Seller in writing that it does not intend to purchase such HMI Shares subject to the Sale Notice; or (iii) Buyer and Seller cannot agree on the purchase price of such HMI Shares within thirty (30) days of the Purchase Notice, then Seller is free to sell such HMI Shares. 2. Conversion of Purchased Shares and Management of Company. Buyer, Seller, and Company agree that upon Closing, (i) the Purchased Shares transferred to Buyer shall be converted from A Shares to B Shares; and (ii) that the Company’s Articles of Association as well as the JVA shall be amended or amended and restated as further provided in this Agreement such that the management of the Company shall be changed so that Buyer shall have the right to appoint three (3) directors, and Seller shall have the right to appoint two (2) directors. (a) Amendment to Articles of Association of Company. In accordance with the changes above and other mutually agreeable changes, Buyer, Seller, and Company agree to amend the Articles of Association of Company substantially as set forth in the draft Amended and Restated Articles of Association as set forth in Exhibit A, which is incorporated into this Agreement by reference (the “Amended Articles”). At Closing, Buyer, Seller, and Company shall executed the Amended Articles and have them translated into Dutch and filed with the appropriate authorities. (b) Amendment to the JVA. In accordance with the changes above and other mutually agreeable changes, Buyer, Seller, and Company agree to amend the JVA substantially as set forth in the draft Amended and Restated Joint Venture Agreement as set forth in Exhibit B, which is incorporated into this Agreement by reference (the “Amended JVA”). 3. Sale and Transfer of HCT. CGH and MCB agree to sell and transfer, collectively, one hundred percent (100%) of the equity interests, whether represented by shares or membership interests, of HCT to Company at Closing. The Parties intend for this transfer to be a cash-free and debt-free transaction at Closing, meaning that there shall be no cash or debt on the financial books of HCT as of Closing. The Parties expressly agree that the amount of the Purchase Price allocated to the value of HCT shall be and is two million Euro (€2,000,000) for which the Parties

3 further agree that one million three hundred thousand Euro (€1,300,000) shall be allocable to HCT shares, and seven hundred thousand Euro (€700,000) shall specifically be allocable for paying off any and all HCT debt and liabilities which CGH and MCB shall cause to be fully paid prior to Closing. 4. Closing. Subject to the terms and conditions contained in this Agreement, the purchase and sale of the Purchased Shares contemplated hereby shall take place at a closing (the "Closing") to be held at a time, date and place as the Parties may mutually agree upon in writing (the "Closing Date"). (a) Closing Deliverables. At the Closing, the following deliverables shall be delivered as set forth below: (i) Seller shall deliver to Buyer a stock certificate or certificates evidencing the Purchased Shares, free and clear of all Encumbrances (as defined herein), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank; (ii) CGH and MCB shall deliver to HME a stock certificate(s) or other evidence of the shares or membership interests in HCT, free and clear of all Encumbrances (as defined herein), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank; (iii) CGH and MCB shall deliver sufficient evidence to Buyer and the Company that any and all of the debts and liabilities of HCT have been paid off; (iv) Buyer shall deliver to Seller ten million Euro (€10,000,000) (representing the cash consideration of 11,000,000 Euro less the 1,000,000 Euro paid as a deposit by Buyer to Seller on December 31, 2021) by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer no later than five (5) business days before the Closing; (v) Buyer shall deliver or cause its stock transfer agent to deliver to Seller evidence of the HMI Shares, free and clear of all Encumbrances (as defined herein) but bearing a restrictive legend indicating that such HMI Shares are unregistered and are thereby restricted from sale or transfer in the open market, statement evidencing in book entry form; Buyer, Seller and Company shall execute a resolution approving the Amended Articles and shall have Company’s attorneys file the translated Amended Articles with the appropriate Dutch authorities as soon as practicable at or immediately following Closing; (vi) Buyer, Seller and Company shall execute the Amended JVA; and (vii) Seller shall deliver to Buyer Accredited Investor certifications, a form of which is attached to and incorporated into this Agreement as Exhibit C, duly executed by each beneficial owner of Seller. (b) Notary as Escrow Agent. Regarding the exchange of funds and shares as set forth above, the Parties agree to use a notary as escrow agent in accordance with Dutch laws (the “Notary”). The Parties will work together in good faith to determine (i) the selection of the Notary; and (ii) the terms and scope of the Notary’s escrow agency, including where and how to direct funds per this Agreement.

4 5. Representations and Warranties of each Party. Each Party hereby represents and warrants to the other Parties as follows: (a) The Party is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction as set forth in the Preamble to this Agreement. (b) The Party has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The Party has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Party and constitutes the Party’s legal, valid and binding obligation, enforceable against the Party in accordance with its terms. (c) The execution, delivery and performance by the Party of this Agreement does not conflict with, violate or result in the breach of any agreement, instrument, order, judgment, decree, law or governmental regulation to which the Party is a party or is subject. (d) No governmental, administrative or other third-party consents or approvals are required by or with respect to the Party in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. (e) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of the Party, threatened against or by the Party that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. (f) No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Party. 6. Representations and Warranties of Seller. Seller hereby represents and warrants to the other Parties as follows: (a) The Purchased Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind ("Encumbrances"). Upon consummation of the transactions contemplated by this Agreement, Buyer shall own the Purchased Shares, free and clear of all Encumbrances. (b) Seller is acquiring the HMI Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Seller acknowledges that the HMI Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the HMI Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Seller acknowledges and understands that neither Buyer nor HMI are under any obligation to register the HMI Shares.

5 (c) Seller and its beneficial owners are “Accredited Investors” within the meaning of Rule 501 of Regulation D of the U.S. Security and Exchange Commission. Seller (and its beneficial owners) agrees to execute an Accredited Investor certification acceptable to Buyer. 7. Representation and Warranties of Buyer. Buyer hereby represents and warrants to the other Parties as follows: (a) Buyer is acquiring the Purchased Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Purchased Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Purchased Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. (b) The HMI Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are issued by HMI free and clear of all Encumbrances, except that the HMI Shares are not registered under the Securities Act of 1933 and Buyer and HMI shall have no obligation to register the HMI Shares. Upon consummation of the transactions contemplated by this Agreement, Seller shall own the HMI Shares, free and clear of all Encumbrances, except as noted above. 8. Representation and Warranties of HCT, CGH and MCB. HCT, CGH and MCB each hereby represent and warrant to the other Parties as follows: (a) The shares of HCT have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by CGH and MCB, free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, Company shall own all of the shares of HCT, free and clear of all Encumbrances. (b) Complete copies of the HCT's financial statements consisting of the balance sheet of HCT as at December 31 in each of the years 2021, 2020 and 2019, and the first quarter of 2022, and the related statements of income and retained earnings, stockholders' equity and cash flow for the years then ended (the "Financial Statements"), have been delivered to Buyer (or in the case of 1Q 2022 shall be delivered to Buyer as soon as available, but not later than fifteen days prior to Closing). The Financial Statements have been prepared in accordance with generally accepted accounting principles in effect from time to time in the Netherlands (“GAAP”) applied on a consistent basis throughout the period involved. The Financial Statements are based on the books and records of HCT, and fairly present in all material respects the financial condition of HCT as of the respective dates they were prepared and the results of the operations of HCT for the periods indicated. The balance sheet of HCT as of December 31, 2021 is referred to herein as the "Balance Sheet" and the date thereof as the "Balance Sheet Date" and the balance sheet of the Company as of March 31, 2022 is referred to herein as the "Interim Balance Sheet" and the date thereof as the "Interim Balance Sheet Date". HCT maintains a standard system of accounting established and administered in accordance with GAAP. (c) HCT has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise ("Liabilities"), except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance

6 Sheet Date and which are not, individually or in the aggregate, material in amount; provided, however, that all known Liabilities of HCT shall be paid by the Closing Date. (d) Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to HCT, any: (i) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect; (ii) amendment of the charter, by-laws or other organizational documents of HCT; (iii) declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock; (iv) material change in any method of accounting or accounting practice of HCT, except as required by GAAP or as disclosed in the notes to the Financial Statements; (v) entry into any Material Contract; (vi) incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice; (vii) transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements; (viii) material damage, destruction or loss (whether or not covered by insurance) to its property; (ix) any capital investment in, or any loan to, any other party; (x) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any third party or any division thereof; (e) Section 8(e) of the Disclosure Schedules lists each of the following contracts of HCT (such contracts, together with all contracts concerning the occupancy, management or operation of any real property listed or otherwise disclosed in Section 8(j)(ii) of the Disclosure Schedules being “Material Contracts”): (i) each contract of HCT involving aggregate consideration in excess of €10,000 and which, in each case, cannot be cancelled by HCT without penalty or without more than 90 days' notice; (ii) all contracts that require HCT to purchase its total requirements of any product or service from a third party or that contain "take or pay" provisions; (iii) all contracts that provide for the indemnification by HCT of any person or legal entity or the assumption of any tax, environmental or other Liability of any person or legal entity;

7 (iv) all contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other person or legal entity or any real property (whether by merger, sale of stock, sale of assets or otherwise); (v) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts to which HCT is a party; (vi) all employment agreements and contracts with independent contractors or consultants (or similar arrangements) to which HCT is a party and which are not cancellable without material penalty or without more than 90 days' notice; (vii) except for contracts relating to trade payables, all contracts relating to indebtedness (including, without limitation, guarantees) of HCT; (viii) all contracts with any governmental authority to which HCT is a party ("Government Contracts"); (ix) all contracts that limit or purport to limit the ability of HCT to compete in any line of business or with any third party or in any geographic area or during any period of time; (x) any contracts to which HCT is a party that provide for any joint venture, partnership or similar arrangement by HCT; (xi) all contracts between or among HCT on the one hand and CGH and/or MCB, or their affiliates, on the other hand; (xii) all collective bargaining agreements or contracts with any union to which HCT is a party; and (xiii) any other contract that is material to HCT and not previously disclosed pursuant to this Section 8. (f) Each Material Contract is valid and binding on HCT in accordance with its terms and is in full force and effect. None of HCT or any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer. (g) HCT has good and valid (and, in the case of owned real property, good and marketable fee simple) title to, or a valid leasehold interest in, all real property and personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as "Permitted Encumbrances"):

8 (i) liens for taxes not yet due and payable; (ii) mechanics, carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of HCT; (iii) easements, rights of way, zoning ordinances and other similar encumbrances affecting real property which are not, individually or in the aggregate, material to the business of HCT; or (iv) other than with respect to owned real property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of HCT. (h) Section 8(h) of the Disclosure Schedules lists (i) the street address of each parcel of real property; (ii) if such property is leased or subleased by HCT, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property. With respect to owned real property, HCT has delivered or made available to the Company true, complete and correct copies of the deeds and other instruments (as recorded) by which HCT acquired such real property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of CGH, MCB or HCT and relating to the real property. With respect to leased real property, CGH or MCB has delivered or made available to the Company true, complete and correct copies of any leases affecting the real property. HCT is not a sublessor or grantor under any sublease or other instrument granting to any other party any right to the possession, lease, occupancy or enjoyment of any leased real property. The use and operation of the real property in the conduct of the Company's business do not violate in any material respect any law, covenant, condition, restriction, easement, license, permit or agreement. No material improvements constituting a part of the real property encroach on real property owned or leased by a party other than HCT. There are no actions pending nor threatened against or affecting the real property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings. (i) The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of HCT are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. (j) Intellectual Property. (i) The term "Intellectual Property" means any and all of the following in any jurisdiction throughout the world: (i) issued patents and patent applications; (ii) trademarks, service marks, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (iii) copyrights, including all applications and registrations; (iv) trade secrets, know-how, inventions (whether or not patentable), technology, and other confidential and proprietary information and all rights therein; (v) internet domain

9 names and social media accounts and pages; and (vi) other intellectual or industrial property and related proprietary rights, interests, and protections. (ii) Section 8(j)(ii) of the Disclosure Schedules lists all issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing and all material unregistered Intellectual Property that are owned by HCT (the "HCT IP Registrations"). HCT owns or has the valid and enforceable right to use all Intellectual Property used in or necessary for the conduct of HCT's business as currently conducted (the "HCT Intellectual Property"), free and clear of all Encumbrances. All of the HCT Intellectual Property is valid and enforceable, and all HCT IP Registrations are subsisting and in full force and effect. HCT has taken all reasonable and necessary steps to maintain and enforce the HCT Intellectual Property. (iii) The conduct of HCT's business as currently and formerly conducted has not infringed, misappropriated, or otherwise violated the Intellectual Property or other rights of any other party. To the knowledge of HCT, CGH and MCB, no third party has infringed, misappropriated, or otherwise violated any HCT Intellectual Property. (k) Material Customers and Suppliers. (i) Section 8(k)(i) of the Disclosure Schedules sets forth each customer who has paid aggregate consideration to HCT for goods or services rendered in an amount greater than or equal to €10,000 for the most recent completed fiscal year (collectively, the "Material Customers"). HCT has not received any notice, and has no reason to believe, that any of its Material Customers has ceased, or intends to cease after the Closing, to purchase or use its goods or services or to otherwise terminate or materially reduce its relationship with HCT. (ii) Section 8(k)(ii) of the Disclosure Schedules sets forth each supplier to whom HCT has paid consideration for goods or services rendered in an amount greater than or equal to €10,000 for the most recent completed fiscal year (collectively, the "Material Suppliers"). HCT has not received any notice, and has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to HCT or to otherwise terminate or materially reduce its relationship with HCT. (l) Section 8(l) of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of insurance maintained by CGH or MCB, or their affiliates (including HCT) and relating to the assets, business, operations, employees, officers, and directors of HCT (collectively, the "Insurance Policies"). Such Insurance Policies: (a) are in full force and effect; (b) are valid and binding in accordance with their terms; (c) are provided by carriers who are financially solvent; and (d) have not been subject to any lapse in coverage. Neither CGH, MCB or their affiliates (including HCT) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have been paid. None of CGH, MCB or their affiliates (including HCT) is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any Insurance Policy. The Insurance Policies are sufficient for compliance with all applicable laws and contracts to which HCT is a party or by which it is bound.

10 (m) Legal Proceedings; Governmental Orders. (i) There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, "Actions") pending or threatened against or by HCT, CGH, MCB, or any of their affiliates: (i) relating to or affecting HCT or any of HCT's operations, properties or assets; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. (ii) There are no outstanding, and HCT is in compliance with all, Governmental Orders against, relating to, or affecting HCT or any of its properties or assets. “Governmental Order” shall mean any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any governmental authority. (n) Compliance with Laws; Permits. (i) HCT has complied, and is now complying, with all Laws applicable to it or its business, properties, or assets. “Laws” means any statute, law, ordinance, regulation, rule, code, treaty, or other requirement of any governmental authority. (ii) All permits, licenses, franchises, approvals, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from governmental authorities (collectively, "Permits") in order for HCT to conduct its business, including, without limitation, owning or operating any of the real property, have been obtained and are valid and in full force and effect. Section 8(n)(ii) of the Disclosure Schedules lists all current Permits issued to HCT and no event has occurred that would reasonably be expected to result in the revocation or lapse of any such Permit. (o) Environmental Matters. (i) The terms: (i) "Environmental Laws" means all Laws, now or hereafter in effect, in each case as amended or supplemented from time to time, relating to the regulation and protection of human health, safety, the environment, and natural resources, including any federal, state, or local transfer of ownership notification or approval statutes; and (ii) "Hazardous Substances" means: (A) "hazardous materials," "hazardous wastes," "hazardous substances," "industrial wastes," or "toxic pollutants," as such terms are defined under any Environmental Laws; (B) any other hazardous or radioactive substance, contaminant, or waste; and (C) any other substance with respect to which any Environmental Law or governmental authority requires environmental investigation, regulation, monitoring, or remediation. (ii) HCT has complied, and is now complying, with all Environmental Laws. Neither HCT nor CGH or MCB has received notice from any party that HCT, its business or assets, or any real property currently or formerly owned, leased, or used by HCT is or may be in violation of any Environmental Law or any applicable Law regarding Hazardous Substances. (iii) There has not been any spill, leak, discharge, injection, escape, leaching, dumping, disposal, or release of any kind of any Hazardous Substances in violation of any Environmental Law: (i) with respect to the business or assets of HCT; or (ii) at, from, in, adjacent to, or on any real property currently or formerly owned, leased, or used by HCT. There are no Hazardous Substances in, on, about, or migrating to any real property currently or formerly

11 owned, leased, or used by HCT, and such real property is not affected in any way by any Hazardous Substances. (p) Employment Matters. (i) Section 8(p)(i) of the Disclosure Schedules lists: (i) all employees, independent contractors, and consultants of HCT; and (ii) for each individual described in clause (i), (A) the individual's title or position, hire date, and compensation, (B) any contracts entered into between HCT and such individual, and (C) the fringe benefits provided to each such individual. All compensation payable to all employees, independent contractors, or consultants of HCT for services performed on or prior to the Closing Date have been paid in full. (ii) HCT is not, and has not been, a party to or bound by any collective bargaining agreement or other contract with a union or similar labor organization (collectively, "Union"), and no Union has represented or purported to represent any employee of HCT. There has never been, nor has there been any threat of, any strike, work stoppage, slowdown, picketing, or other similar labor disruption or dispute affecting HCT or any of its employees. (iii) HCT is and has been in compliance with: (i) all applicable employment Laws and agreements regarding hiring, employment, termination of employment, plant closings and mass layoffs, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, engagement and classification of independent contractors, payroll taxes, and immigration with respect to all employees, independent contractors, and contingent workers; and (ii) all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing employees of HCT. (q) Section 8(p)(iii) of the Disclosure Schedules contains a true and complete list of each "employee benefit plan" as defined in the applicable Laws of the Netherlands and/or the European Union that are similar in nature to the U.S. Employee Retirement Income Security Act of 1974 (such applicable Laws to be referred to as "Employee Benefit Laws"), whether or not written and whether or not subject to Employee Benefit Laws, and each supplemental retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, equity, change in control, retention, severance, salary continuation, and other similar agreement, plan, policy, program, practice, or arrangement which is or has been established, maintained, sponsored, or contributed to by HCT or under which HCT has or may have any Liability (each, a "Benefit Plan"). For each Benefit Plan, Seller has made available to the Company accurate, current, and complete copies of each of the following: (i) the plan document with all amendments, or if not reduced to writing, a written summary of all material plan terms; (ii) any written contracts and arrangements related to such Benefit Plan, including trust agreements or other funding arrangements, and insurance policies, certificates, and contracts; and (iii) any material notices, audits, inquiries, or other correspondence from, or filings with, any Governmental Authority relating to the Benefit Plan. Each Benefit Plan and related trust has been established, administered, and maintained in accordance with its terms and in compliance with all applicable Employee Benefit Laws. Nothing has occurred with respect to any Benefit Plan that has subjected or could reasonably be expected to subject HCT or, with respect to any period on or after the Closing Date, the Company or any of its affiliates, to a civil action, penalty, surcharge, or Tax under applicable Law or which would jeopardize the previously-determined qualified status of any Benefit Plan. All benefits, contributions, and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan and all applicable Laws and

12 accounting principles. Benefits accrued under any unfunded Benefit Plan have been paid, accrued, or adequately reserved for to the extent required by GAAP. Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will, either alone or in combination with any other event: (i) entitle any current or former director, officer, employee, independent contractor, or consultant of HCT to any severance pay, increase in severance pay, or other payment; (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation (including stock-based compensation) due to any such individual; or (iii) limit or restrict the right of HCT to amend or terminate any Benefit Plan. Taxes. (i) All returns, declarations, reports, information returns and statements, and other documents relating to Taxes (including amended returns and claims for refund) (collectively, "Tax Returns") required to be filed by HCT on or before the Closing Date have been timely filed. Such Tax Returns are true, correct, and complete in all respects. All Taxes due and owing by HCT (whether or not shown on any Tax Return) have been timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of HCT. HCT has delivered to the Company copies of all Tax Returns and examination reports of HCT and statements of deficiencies assessed against, or agreed to by, HCT, for all Tax periods ending after December 31, 2018. The term "Taxes" means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto. (ii) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of HCT. (r) Books and Records. The minute books and share record and transfer books of HCT, all of which are in the possession of HCT and have been made available to the Company, are complete and correct. 9. Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder. 10. Indemnification. (a) Seller shall indemnify, defend and hold harmless Buyer and HMI against and in respect of any and all losses, liabilities, damages, obligations, claims, Encumbrances, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Buyer resulting from any breach of any representation, warranty, covenant or agreement made by Seller herein or in any instrument or document delivered to Buyer pursuant hereto. (b) Seller, CGH, MCB, and the beneficial owners of CGH and MCB, jointly and severally (the “HCT Indemnitors”), shall indemnify, defend, and hold harmless the Company, Buyer and HMI against and in respect of any and all losses, liabilities, damages, obligations, claims, Encumbrances, costs and expenses (including, without limitation, reasonable attorneys' fees) (individually and collectively, “Losses”) incurred by the Company resulting from (i) any breach of any representation, warranty, covenant or agreement made by HCT, CGH and MCB herein or in any instrument or document delivered to the Company pursuant hereto; or (ii) any

13 actions or omissions of HCT, CGH, or MCB occurring prior to the Closing Date and relating to the business of HCT. (c) Notwithstanding the obligations set forth in Section 10(b) above, the Parties agree that (i) the obligations of the HCT Indemnitors shall arise only to the extent that the aggregate Losses exceed one hundred thousand Euro (€100,000); (ii) the HCT Indemnitors shall not have any indemnity obligations in the event such Loss was actually known by Buyer prior to Closing (Buyer’s actual knowledge shall be deemed the actual knowledge of Craig Knight or George Gu); (iii) the HCT Indemnitors aggregate liability for indemnity obligations shall be capped at eleven million Euro (€11,000,000); and (iv) any claims for Losses shall be initiated by written notice to the HCT Indemnitors within twenty-four (24) months following the Closing Date and the HCT Indemnitors shall not be responsible for any claims initiated following such period. 11. Further Assurances. Following the Closing, each of the Parties shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. 12. Termination. This Agreement may be terminated at any time prior to the Closing (a) by the mutual written consent of Buyer and Seller or (b) by either Buyer or Seller if (i) a breach of any provision of this Agreement has been committed by the other Party and such breach has not been cured within thirty (30) days following receipt by the breaching Party of written notice of such breach, or (ii) the Closing does not occur by July 31, 2022. Upon termination, all further obligations of the Parties shall terminate without liability of any Party to the other Parties to this Agreement, except that no such termination shall relieve any Party from liability for any fraud or willful breach of this Agreement. In the event of termination of this Agreement for any reason, Seller shall refund the deposit of €1,000,000 to Buyer by wire transfer within fifteen (15) days of the effective date of such termination. 13. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses. 14. Confidentiality. The term “Confidential Information,” as used in this Agreement shall mean any and all information disclosed or conveyed by one Party or its agents (the “Disclosing Party”) to another Party or its agents (the “Recipient”) in or via any conference, conversation or meeting (face-to-face, video, telephone, web or otherwise); document (e-mail, facsimile, instant message, presentation, regular mail, request for proposal, letter, memorandum, writing, or otherwise); or any other type of conveyance including but not limited to information pertaining to or related to: (i) current or future products and services; accounting, asset, business, commercial, corporate, developmental, distribution, financial, growth, human resources, intellectual property, investment, licensing, marketing, manufacturing, operations, pricing, production, real estate, research, or technical data, methods, plans, policies, presentations, processes, programs, procedures, records or strategies; customer and prospective customer accounts and lists; and any other business, commercial or technical information relating to the Disclosing Party’s current or prospective businesses, facilities or properties; (ii) this Agreement or its terms or subject matter; (iii) anything marked or otherwise identified by the Disclosing Party as confidential, restricted, proprietary, or secret; and (iv) anything disclosed or observed under circumstances under which a reasonable person would understand that such information is or should be confidential or proprietary to the Disclosing Party. Each Party agrees to hold all Confidential Information in strict confidence and to not use or disclose it to any entity or individual for any purpose other than

14 as set forth in this Agreement, without the prior written consent of the Disclosing Party. Recipient shall obligate its employees or agents who have or shall receive any part of the Confidential Information to not use or disclose it except as permitted herein. Upon written notice from the Disclosing Party, or upon the termination of this Agreement, all copies of the Confidential Information shall be returned to the Disclosing Party or destroyed/deleted within ten (10) days of such request; provided, however, that Recipient shall have the right to maintain one archived copy for its records and defense of claims and litigation and Recipient may destroy any archival copies upon its scheduled destruction procedures in accordance with its retention schedule. If the Disclosing Party elects to have the Confidential Information destroyed/deleted, Recipient shall certify the destruction/deletion of same within the time period set forth in this Section. The above-stated provisions on confidentiality and use shall not extend to any information that: (a) at the time of disclosure to the Recipient, was already in the public domain; (b) after disclosure to the Recipient, has been published or otherwise becomes part of the public domain through no fault of the Recipient; (c) was known to the Recipient before disclosure by the Disclosing Party on a nonconfidential basis; (d) is disclosed to Recipient by a third party subsequent to disclosure by Disclosing Party, without restriction on disclosure and use, provided that the third party has not received it from Disclosing Party; or (e) was independently developed by the Recipient without using any of the Disclosing Party’s Confidential Information. In the event a court order or governmental regulation requires the Recipient to disclose all or part of the Confidential Information, Recipient shall give the Disclosing Party prior written notice of the scope of the anticipated disclosure so as to enable the Disclosing Party to undertake all reasonable efforts to have such court or governmental agency maintain the secrecy and confidentiality of the Confidential Information. In addition to other remedies, each Party acknowledges that monetary damages may be insufficient for any breach of this Section, and a Party shall be entitled to seek specific performance and injunctive and equitable relief as a remedy if a material breach of this Section is established. The Parties’ obligations under this confidentiality provision shall continue for a period of two (2) years after the expiration or termination of this Agreement. 15. Publicity. Notwithstanding the above Confidentiality provisions, Seller understands that Buyer’s parent company is a publicly-traded company and may need to publicly disclose this Agreement and certain of its provisions. Any such media or public releases regarding this Agreement shall be jointly agreed upon by Buyer and Seller in writing prior to public release. 16. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a "Notice") shall be in writing and addressed to the Parties at the addresses set forth below (or to such other address that may be designated by the receiving Party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section. To Seller: Holthausen Clean Technology Investments B.V. Attn: Max Holthausen Produktieweg 2 9601 MA Hoogezand The Netherlands Email: max@holthausen.nl

15 To Buyer: with a copy to: Hyzon Motors USA Inc. Hyzon Motors USA Inc. Attn: Craig Knight, CEO Attn: John Zavoli, General Counsel 599 S. Schmidt Road 599 S. Schmidt Road Bolingbrook, Illinois 60440 Bolingbrook, Illinois 60440 USA USA Email: craig.knight@hyzonmotors.com Email: john.zavoli@hyzonmotors.com To Company: with a copy to: Hyzon Motors Europe, B.V. Hyzon Motors USA Inc. Attn: Craig Knight, CEO Attn: John Zavoli, General Counsel Produktieweg 2 599 S. Schmidt Road 9601 MA Hoogezand Bolingbrook, Illinois 60440 The Netherlands USA Email: craig.knight@hyzonmotors.com Email: john.zavoli@hyzonmotors.com To HCT: Holthausen Clean Technology B.V. Attn: Max Holthausen Produktieweg 2 9601 MA Hoogezand The Netherlands Email: max@holthausen.nl To CGH CGH Junior Holding B.V. Attn: Carl Holthausen Produktieweg 2 9601 MA Hoogezand The Netherlands Email: carl@holthausen.nl To MCB: MCB Holthausen Holding B.V. Attn: Max Holthausen Produktieweg 2 9601 MA Hoogezand The Netherlands Email: max@holthausen.nl 17. Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

16 18. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign any of its rights or obligations hereunder without the prior written consent of the other Parties hereto, which consent shall not be unreasonably withheld or delayed. 19. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. 20. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. 21. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. 22. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the Netherlands, without giving effect to any choice or conflict of law provision or rule (whether of the Netherlands or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Illinois in each case located in the city of Chicago and County of Cook, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such Party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. 23. Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument. The Parties may sign this Agreement using an electronic signature (whether by pdf scan or utilization of an industry-standard electronic signature platform or application). Signing this Agreement using an electronic signature shall be the legal equivalent of having placed a handwritten signature on this Agreement and shall be binding in the same manner as if signed by hand. [SIGNATURE PAGE FOLLOWS]

17 IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above. BUYER: SELLER: HYZON MOTORS USA INC. HOLTHAUSEN CLEAN TECHNOLOGY INVESTMENTS B.V. Signature: Signature: Name: Craig Knight Name: Max Holthausen Title: CEO Title: CEO Date: Date: 05-05-2022 COMPANY: HCT: HYZON MOTORS EUROPE B.V HOLTHAUSEN CLEAN TECHNOLOGY B.V. Signature: Signature: Name: Craig Knight Name: Carl Holthausen Title: CEO Title: CTO Date: Date: 05-05-2022 CGH: MCB: CGH JUNIOR HOLDING B.V MCB HOLTHAUSEN HOLDING B.V. Signature: Signature: Name: Carl Holthausen Name: Max Holthausen Title: CEO Title: CEO Date: 05-05-2022 Date: 05-05-2022 With regards to their obligations set forth in Section 10(b): CARL HOLTHAUSEN MAX HOLTHAUSEN Signature: Signature: Name: Carl Holthausen Name: Max Holthausen Date: 05-05-2022 Date: 05-05-2022 5 May 2022 5 May 2022